Exhibit 10.1

10390 Pacific Center Court, San Diego, CA 92121 858•646• 1100, FAX: 858•646•1151 www.vical.com

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of August 1, 2010 (the “Effective Date”), between VICAL INCORPORATED (“Vical”), a Delaware Corporation, having a place of business at 10390 Pacific Center Court, San Diego, CA 92121-4340 and Gary A. Lyons (the “Consultant”), an individual having a principal address of [***].

WHEREAS, Vical hereby engages the Consultant, as an independent contractor and not as an employee of Vical, to perform the services (the “Services”) described in Exhibit A, on the terms and subject to the conditions of this Agreement. The Consultant hereby accepts such engagement. The specific details of the Services set forth in Exhibit A may change during the term of this Agreement and any changes will be specified in writing by Vical and made a part of this Agreement upon acceptance by the Consultant prior to the institution of any such changes.

WHEREAS, Consultant understands that Vical possesses and will continue to possess information that has been created, discovered or developed, or has otherwise become known to Vical that is either nonpublic, proprietary, a trade secret, or confidential in nature, including without limitation information created, discovered, developed or made known by or to Consultant (and within the scope of this Agreement) during the period of or arising out of the Consultant’s retention as a consultant by Vical. All of the aforementioned information is hereinafter called “Proprietary Information”. By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvement, inventions, techniques, marketing plans, strategies, forecasts and customer lists.

NOW, THEREFORE, In consideration of the foregoing, and of the mutual covenants, terms and conditions hereinafter expressed, the parties agree as follows:

The recitals set forth above are incorporated into this Agreement as though fully set forth herein.

1.	All Proprietary Information shall be the sole property of Vical and its assigns, and Vical and its assigns shall be the sole owner of all patents and other rights in connection therewith. At all times during Consultant’s retention by Vical and at all times after termination of such retention Consultant hereby agrees to keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the written consent of Vical, except as may be necessary in the ordinary course of performing duties as a consultant of Vical.

2.	All documents, data, records, apparatus, equipment and other physical property whether or not pertaining to Proprietary Information, that is furnished to Consultant by Vical or produced by the Consultant or others shall be and remain the sole property of Vical and shall be returned promptly to Vical as and when requested by Vical. Should Vical not so request, Consultant shall return and deliver all such property upon termination of this Agreement for any reason and Consultant shall not take any such property or any reproduction of such property upon such termination.

3.	Consultant agrees not to use any of such Proprietary Information at any time except for the purposes of performing the Services specified herein; provided, however, Consultant shall have no liability to Vical with respect to use or disclosure to others not parties to this Agreement, of such Proprietary Information as Consultant can establish by written documentation to:

(a)	have been publicly known prior to disclosure by Vical of such Proprietary Information to Consultant;

(b)	have become publicly known, without fault on the part of Consultant, subsequent to disclosure by Vical of such Proprietary Information to Consultant;

(c)	have been otherwise known by Consultant prior to communication by Vical to Consultant of such Proprietary Information as evidenced by written records;

(d)	have been received by Consultant at any time from a source other than Vical lawfully having possession of such Proprietary Information;

(e)	have been independently developed by Consultant without access to such Proprietary Information, as evidenced by written records; or

(f)	be required by applicable law to be disclosed to a governmental authority or regulatory agency; provided, however, that to the extent permitted by applicable law, Consultant shall use its best efforts to obtain the agreement of such governmental authority to maintain the confidentiality of any such Proprietary Information.

4.	The Consultant’s obligation to hold Proprietary Information in confidence shall remain in effect for a period of five (5) years from the receipt of the Proprietary Information, except with respect to any trade secret and provided that Vical notified the Consultant that such Proprietary Information is a trade secret.

5.	Upon the request of Vical, Consultant agrees to promptly return, at Vical’s reasonable expense, all tangible items, and all copies thereof (except for a single copy that may be retained for archival purposes only), relating to Vical’s Proprietary Information, including all written material, photographs, models, compounds, compositions and any other items or information made available or supplied by Vical to Consultant.

6.	Consultant agrees that any work prepared for Vical which is eligible for copyright protection in the United States or elsewhere shall be a work made for hire. If any such work is deemed for any reason not to be a work made for hire, Consultant shall assign all right, title and interest in the copyright in such work, and all extensions and renewals thereof, to Vical, and agree to provide all assistance reasonably requested by Vical in the establishment, preservation and enforcement of its copyrights in such work, such assistance to be provided at Vical’s expense but without any additional compensation. Consultant agrees to waive all moral rights relating to the work developed or produced, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

7.	Consultant agrees that during the term of this Agreement, Consultant shall be an independent contractor, and not an employee, agent, joint venturer or partner of Vical. Neither party shall have the authority to make any statement, representation or commitment of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party. Consultant further agrees that during the term of this Agreement it will not be entitled to any of the benefits that Vical may make available to its employees, such as group health insurance, workers’ compensation insurance coverage, profit sharing, or retirement benefits.

8.	Consultant represents that the performance of all the terms of this Agreement does not and will not breach any agreement, including confidentiality agreements, between Consultant and any third party.

9.	This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles.

10.	This Agreement and its exhibit(s) constitute the entire Agreement between the parties relating to the Services. Neither this Agreement nor any exhibit hereto may be modified without a writing signed by both parties to be charged.

11.	Either party shall have the right to terminate this Agreement at any time with thirty (30) days written notice to the other party. Termination of this Agreement shall not relieve the parties of any obligation accrued prior to such termination, and the provisions of Paragraphs 1-9 as well as the Compensation section of Exhibit A shall survive the termination of this Agreement.

12.	Consultant shall not assign or transfer this Agreement or any of its rights or obligations under this Agreement (in whole or in part), whether voluntary, by operation of law or otherwise, without the prior written consent of Vical. Nor shall Vical assign or transfer this Agreement without prior written notice to Consultant. Any purported assignment or transfer in violation of this Paragraph shall be void.

ACCEPTED AND AGREED TO:

VICAL INCORPORATED		Gary A. Lyons

By:	/s/ JILL BROADFOOT	By:	/s/ GARY LYONS

Name:	Jill Broadfoot	Name:	Gary Lyons

Title:	CFO	Date:	September 14, 2010

Date:	September 14, 2010	SS No.:	***

EXHIBIT A

Term:	This Agreement shall terminate on December 31, 2010, unless renewed in a writing signed by both parties for an additional six (6) months. Either party shall have the right to terminate this Agreement at any time with thirty (30) days’ written notice to the other party.

Nature of Services:	Consultant shall consult with Vical on Vical’s business development efforts, which include potential licensing and/or partnering of Vical’s DNA-based vaccine and therapeutic programs.

Compensation:	Consultant shall be compensated by Vical at the rate of seventy-five hundred dollars ($7,500.00) per month, and shall be payable to Consultant within thirty (30) days’ of Vical’s receipt of Consultant’s invoice – which shall describe in adequate detail all services performed.

Travel must be authorized in advance by Vical.

Compensation and expenses should be submitted to Vical via invoices within thirty (30) days of service rendered.

663514 v1/SD